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                                                                       EXHIBIT I

                      SUBSIDIARIES OF EASTERN ENTERPRISES

Utility Subsidiaries:

     Boston Gas Company
     Essex Gas Company

Non-Utility Subsidiaries:

     AllEnergy Marketing Company, Inc. (inactive)
     AMR Data Corporation - performs automated reading services for BGC and others
     Boston Gas Services, Inc. (inactive)
     Eastern Associated Capital Corp. - holds interest in an investment partnership
     Eastern Associated Securities Corp. - holds title to investment securities Eastern Energy Systems Corp. (inactive)
     Eastern Enterprises Foundation - makes charitable contributions
     Eastern Rivermoor Company, Inc. - holds title to real estate used by BGC Eastern Urban Services, Inc. - holds real estate limited partnership interests
     LNG Storage, Inc. (subsidiary of Essex Gas Company) - holds title to LNG storage facilities
     Massachusetts LNG Incorporated (subsidiary of Boston Gas Company) - holds title to LNG storage facilities
     Midland Enterprises Inc. - Midland and all active subsidiaries are engaged in river barge transportation services and related support activities Capital Marine Supply, Inc.
          Chotin Transportation, Inc.
          Eastern Associated Terminals Company
          Federal Barge Lines, Inc.
               River Fleets, Inc.
          Hartley Marine Corp.
          Minnesota Harbor Service, Inc.
          Ohio River Company (The)
               Ohio River Company Traffic Division, Inc. (The)
               Ohio River Terminals Company (The)
          Orgulf Transport Co.
          Orsouth Transport Co.
          Port Allen Marine Service, Inc.
          Red Circle Transport Co.
          West Virginia Terminals, Inc.
     Mystic Steamship Corporation (inactive)
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     Northern Energy Company, Inc. (subsidiary of Essex Gas Company) (inactive)
     PCC Land Company, Inc. - holds title to real property in Pennsylvania Philadelphia Coke Co., Inc. (inactive)
     ServicEdge Partners, Inc. - installs and services HVAC equipment
     Water Products Group Incorporated (inactive)
     Western Associated Energy Corp. (inactive)


                     SUBSIDIARIES OF COLONIAL GAS COMPANY
                             (All are non-utility)

     Transgas Inc. (fuel trucking transportation)
     CGI Transport Ltd. (subsidiary of Transgas Inc.) (inactive)
     Colonial Energy (subsidiary of Transgas Inc.) (inactive)